H.J. GRUY AND ASSOCIATES, INC.
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1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713)739-1000





                         APRIL 10, 1997




The Board of Directors
XCL, Ltd.
110 Rue Jean Lafitte
Lafayette LA 70508

Gentlemen:

H. J. Gruy and Associates, Inc. hereby consents to the filing of the Annual Report of Form 10-K of XCL, Ltd. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such filing of our report dated March 25, 1997, as an exhibit thereto, and all references to our name in the form and context in which they appear.

                         Very truly yours,

                         /s/ James H. Hartsock

                         By:James H.Hartsock, PhD.,P.E.
                         Title:Executive Vice President